UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Platinum Analytics Cayman Limited

(Exact name of Registrant as specified in Its charter)

Cayman Islands	Not Applicable
(State or other jurisdiction of incorporation	(I.R.S. Employer
or organization)	Identification No.)

60 Anson Road, 17-01, Mapletree

Singapore 079914

(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Name of each exchange on
Title of each class	which each class is to be
to be so registered	registered
Class A Ordinary Shares, $0.0004 par value per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.

(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.

(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-287134.

Securities to be registered pursuant to Section 12(g) of the Act: None

ITEM 1.	DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

The description of the Class A ordinary shares of the Platinum Analytics Cayman Limited (the “Registrant”) to be registered hereunder is contained in the section entitled “Description of Share Capital” in the Registration Statement on Form F-1 (File No. 333-287134) originally filed with the Securities and Exchange Commission on May 9, 2025, as amended (the “Registration Statement”). This information is incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are filed subsequently to the Registration Statement are hereby also incorporated by reference herein. Copies of such description will be filed with The Nasdaq Stock Market LLC.

ITEM 2.	EXHIBITS.

No exhibits are required to be filed as the securities being registered on this form (1) are being registered on an exchange on which no other securities of the Registrant are registered, and (2) are not being registered pursuant to Section 12(g) of the Exchange Act.

2

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Platinum Analytics Cayman Limited

By:	/s/ Huiyi Zheng
Name:	Huiyi Zheng
Title:	Chief Executive Officer and Director

September 18, 2025

3